DELAWARE GROUP GOVERNMENT FUND

Registration No. 811-04304
FORM N-SAR
Semi-Annual Period Ended January 31, 2012

SUB-ITEM 77Q.1: Exhibits

Exhibit Reference

77.Q.1(e) Investment Management Agreement (January 4, 2010) by and between
Delaware Group Government Fund and Delaware Management Company,
a series of Delaware Management Business Trust, attached as Exhibit.
WS: MFG_Philadelphia: 857846: v1
WS: MFG_Philadelphia: 857846: v1